Consent of Ernst & Young LLP


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 3, 1997, except for Note 11, as to which the date is October 1, 1997, with respect to the combined financial statements of Earlybird Courier Service, LLC, Total Management Support Services LLC and their Affiliates included in the Registration Statement (Form S-1) and related Prospectus of Dispatch Management Services, Corp. for the registration of its common stock.



                                                      ERNST & YOUNG LLP


New York, New York
November 6, 1997

                          Consent of Ernst & Young LLP


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 20, 1997, with respect to the financial statements of RJK Enterprises Inc. (d.b.a. Deadline Express) included in the Registration Statement (Form S-1) and related Prospectus of Dispatch Management Services, Corp. for the registration of its common stock.



                                               ERNST & YOUNG LLP


New York, New York
November 6, 1997